Exhibit 99.B(h)(7)(D)(i)

FORM OF

Amendment No. 19 to FundRun Schedule of Data Services

Reference is hereby made to that certain FundRun Schedule of Data Services having a commencement date of February 3, 2003 (the “Schedule”), as amended, among Interactive Data Pricing and Reference Data, Inc. (formerly, “FT Interactive Data Corporation”), 22 Crosby Drive, Bedford, MA 01730, ING Investments, LLC, 7337 East Doubletree Ranch Road, Scottsdale, AZ 85258-2034, Directed Services, LLC, 1475 Dunwoody Drive, West Chester, PA 19380, and, for the specific purposes described in the Schedule, the individual mutual funds identified on Appendix C-1 and Appendix C-2 (“Appendices”) to the Schedule.  Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Schedule.

WHEREAS, the parties desire to further amend the Schedule as of May 11, 2007

 (the “Amendment Date”) to add additional mutual funds as Customers under the Schedule, as contemplated in Section 3 of the Schedule.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Amended Appendix C-1 and Amended Appendix C-2 to the Schedule are hereby superseded by Amended Appendix C-1 and Amended Appendix C-2 hereto, and the funds set forth on the attached Appendices shall constitute all of the Customers under the Schedule.

2.             The laws of the State of New York shall govern the construction and interpretation of this Amendment without reference to the conflicts of laws principles of such jurisdiction.

3.             This Amendment may be signed in counterparts, with the same effect as if the signature on each counterpart were upon the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized representatives, incorporating this Amendment into the Schedule as of the Amendment Date.

“INTERACTIVE DATA”	“THE AGENT”
INTERACTIVE DATA	ING INVESTMENTS, LLC
PRICING AND REFERENCE DATA, INC.

By:	By:
Earl T. Humphrey		Todd Modic
Regional Sales Director		Senior Vice President

“THE AGENT”
DIRECTED SERVICES, LLC

By:
Todd Modic
Vice President

“THE CUSTOMERS”

By:
Kimberly A. Anderson
Senior Vice President

Duly authorized to execute and deliver this
Schedule on behalf of each Customer identified
in this Amendment and each Customer set forth
on the Appendices to the Schedule, as amended.